Exhibit 10.2
STANDBY PURCHASE AGREEMENT
     This Standby Purchase Agreement (this “Agreement”), dated as of April 4, 2009, is entered into by and between BioMimetic Therapeutics, Inc., a Delaware corporation (the “Company”), and Novo A/S (the “Standby Purchaser”), a Danish private limited liability company.
     WHEREAS, the Company proposes, as soon as practicable after the Rights Offering Registration Statement (as defined herein) becomes effective, to commence an offering to each of the holders of its common stock, $0.001 par value (the “Common Stock”), of record as of the close of business on the record date to be determined by the Company’s Board of Directors (the “Record Date”), of non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “New Shares”) at a subscription price per share of $8.50 for an aggregate offering amount of up to $17,000,000 (the “Subscription Price” and, such offering, the “Rights Offering”); and
     WHEREAS, pursuant to the Rights Offering, the Company will distribute to each of its stockholders of record, at no charge, one Right for each share of Common Stock held by the stockholder of record as of the Record Date, and each Right will entitle the holder thereof to purchase 0.107 New Shares from the Company (with fractional shares rounded up to the next whole number of shares) at the Subscription Price (the “Basic Subscription Privilege”); and
     WHEREAS, each holder of Rights who exercises its Basic Subscription Privilege in full will be entitled to subscribe for, at the Subscription Price, Unsubscribed Shares (as defined herein) to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Privileges (the “Over-Subscription Privilege”); and
     WHEREAS, any holder of Rights, after exercising in full its Basic Subscription Privilege and Over-Subscription Privilege, who has a subscription right to purchase a fractional share will be permitted to subscribe for one additional full share in lieu of the fractional share that would have been granted, without furnishing any additional rights (the “Step-Up Privilege”); and
     WHEREAS, in order to facilitate the Rights Offering, the Company has requested the Standby Purchaser to agree, and the Standby Purchaser has agreed, subject to the terms and conditions of this Agreement, that, to the extent New Shares are not purchased by the Company’s stockholders pursuant to the exercise of Rights, the Standby Purchaser shall be deemed to have exercised such Rights immediately prior to the expiration of the Offering Period and shall purchase such shares from the Company at the Subscription Price pursuant to the exercise of such Rights (the “Unsubscribed Shares”), subject to a maximum total commitment of $15,000,000.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the Company and the Standby Purchaser, intending to be legally bound hereby, agree as follows:

     Section 1. Definitions.
     (a) Certain Defined Terms. The following terms used herein shall have the meanings set forth below:
          (i) “Agreement” has the meaning set forth in the preamble hereto.
          (ii) “Base Prospectus” means the prospectus relating to the Common Stock included with the Rights Offering Registration Statement, including the documents incorporated by reference therein.
          (iii) “Basic Subscription Privilege” has the meaning set forth in the recitals hereto.
          (iv) “Board” means the board of directors of the Company.
          (v) “Business Day” shall mean any day that is not a Saturday, a Sunday, or a day on which banks are required or permitted to be closed in the State of New York.
          (vi) “Closing” has the meaning set forth in Section 2(b).
          (vii) “Closing Date” has the meaning set forth in Section 2(b).
          (viii) “Commission” means the United States Securities and Exchange Commission.
          (ix) “Common Stock” has the meaning set forth in the recitals hereto.
          (x) “Company” has the meaning set forth in the preamble hereto.
          (xi) “Company Stockholder Approval” means, in compliance with Section 203 of the DGCL, approval of the Company’s issuance of the New Shares to the Standby Purchaser by 66 2/3% of the Company’s voting stock not owned by an interested stockholder.
          (xii) “DGCL” means the Delaware General Corporation Law.
          (xiii) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.
          (xiv) “Intellectual Property” has the meaning set forth in Section 5(n).
          (xv) “Interwest Partners” means InterWest Partners X, LP.
          (xvi) “InterWest Purchase Agreement” has the meaning set forth in Section 6(a)(vii).
          (xvii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering.

          (xviii) “Losses” has the meaning set forth in Section 10(a)(i).
          (xix) “Material Adverse Effect” means the occurrence, either individually or in the aggregate, of any material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole, except any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or that are generally applicable to the industry in which the Company operates, provided that such effects do not adversely affect the Company in a disproportionate manner, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Rights Offering or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.
          (xx) “New Shares” shall have the meaning set forth in the recitals hereto.
          (xxi) “Offering Period” means the period of time from the Record Date until the expiration date of the Rights Offering.
          (xxii) “Over-Subscription Privilege” has the meaning set forth in the recitals hereto.
          (xxiii) “Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.
          (xxiv) “Preliminary Prospectus” means the preliminary prospectus supplement to the Base Prospectus relating to the Rights Offering, filed with the Commission, pursuant to Rule 424 under the Securities Act, together with the Base Prospectus, including the documents incorporated by reference therein.
          (xxv) “Products” has the meaning set forth in Section 5(n).
          (xxvi) “Prospectus” means the final prospectus supplement to the Base Prospectus relating to the Rights Offering filed with the Commission, pursuant to Rule 424 under the Securities Act, together with the Base Prospectus, including the documents incorporated by reference therein.
          (xxvii) “Proxy Statement” means the definitive proxy statement filed with the Commission relating to the Company Stockholder Approval and the transactions contemplated hereunder, together with all amendments, supplements and exhibits thereto.
          (xxviii) “Record Date” has the meaning set forth in the recitals hereto.
          (xxix) “Rights” has the meaning set forth in the recitals hereto.
          (xxx) “Rights Offering” has the meaning set forth in the recitals hereto.

          (xxxi) “Rights Offering Expiration Date” means the date on which the subscription period under the Rights Offering expires.
          (xxxii) “Rights Offering Registration Statement” means the Company’s Registration Statement on Form S-3 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the shares of Common Stock underlying the Rights will be registered pursuant to the Securities Act.
          (xxxiii) “Rules and Regulations” means the rules and regulations promulgated under the Securities Act.
          (xxxiv) “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated by the Commission thereunder.
          (xxxv) “Shelf Base Prospectus” means the prospectus relating to the Common Stock included with the Shelf Registration Statement, including the documents incorporated by reference therein.
          (xxxvi) “Shelf Prospectus” means the final prospectus supplement to the Shelf Base Prospectus relating to the Shelf Registration Statement filed with the Commission, pursuant to Rule 424 under the Securities Act, together with the Shelf Base Prospectus, including the documents incorporated by reference therein.
          (xxxvii) “Shelf Registration Statement” shall mean the Company’s Registration Statement on Form S-3 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which, among other securities, the Standby Purchase Commitment will be registered pursuant to the Securities Act.
          (xxxviii) “Specified Courts” has the meaning set forth in Section 11(f).
          (xxxix) “Standby Purchase Commitment” means the number of New Shares allocated to the Standby Purchaser by the Company at the Standby Purchase Commitment Price following the close of the Offering Period pursuant to the terms of this Agreement.
          (xl) “Standby Purchase Commitment Price” means the Subscription Price.
          (xli) “Standby Purchaser” has the meaning set forth in the preamble hereto.
          (xlii) “Step-Up Privilege” has the meaning set forth in the recitals hereto.
          (xliii) “Subscription Agent” has the meaning set forth in Section 6(a).
          (xliv) “Subscription Price” has the meaning set forth in the recitals hereto.
          (xlv) “Subsidiary” or “Subsidiaries” has the meaning set forth in Section 5(a).
          (xlvi) “Unsubscribed Shares” has the meaning set forth in the recitals hereto.

     Section 2. Standby Purchase Commitment.
     (a) Standby Purchase Commitment.
          (i) If and to the extent Unsubscribed Shares are not purchased by the Company’s other stockholders pursuant to the exercise of Rights (including the Basic Subscription Privilege and the Over-Subscription Privilege) under the Rights Offering, the Standby Purchaser shall be deemed to have exercised such Rights immediately prior to the expiration of the Rights Offering and shall be entitled to and hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Subscription Price, all such remaining New Shares, subject to a maximum total commitment of the Standby Purchaser of $15,000,000, including any New Shares purchased by the Standby Purchaser in the Rights Offering pursuant to its Basic Subscription Privilege.
          (ii) The Standby Purchaser and the Company hereby agree that it is the intent of both parties that the Standby Purchaser, by virtue of acting hereunder, shall not be deemed an “underwriter” within the definition of Section 2(a)(11) of the Securities Act or deemed to be engaged in broker-dealer activity requiring registration under Section 15 of the Exchange Act, and the Standby Purchaser and Company shall in the fulfillment of their obligations hereunder act in accordance with this mutual understanding.
     (b) Closing. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the closing of the purchase and sale of the Standby Purchase Commitment (the “Closing”) shall take place at the offices of Morrison & Foerster LLP, at 10:00 a.m., New York City time, on or before the third Business Day after the Rights Offering Expiration Date; provided, that the Closing may take place at such other place, time or date as shall be mutually agreed upon by the Company and the Standby Purchaser (the date of the Closing, the “Closing Date”).
     (c) Deliveries at Closing.
          (i) At the Closing, the Company shall deliver to the Standby Purchaser the following:
               (1) A certificate or certificates in book-entry form, registered in the name of the Standby Purchaser, representing the Standby Purchase Commitment that is allocated to the Standby Purchaser. The certificate or certificates for the Standby Purchase Commitment shall be registered in such names and in such denominations as the Standby Purchaser may request not less than two Business Days prior to the Closing Date.
               (2) A certificate of an officer of the Company on its behalf to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the date hereof, and that as of the Closing Date the Company has complied with all covenants and other obligations of the Company set forth in this Agreement.
               (3) A legal opinion of counsel to the Company substantially in the form attached hereto as Exhibit A.

          (ii) At the Closing, the Standby Purchaser shall deliver to the Company the following:
               (1) The Standby Purchase Commitment Price for the Standby Purchase Commitment, which shall be paid by the Standby Purchaser to the Company in U.S. federal (same day) funds to an account designated in writing by the Company at least two Business Days prior to the Closing Date.
               (2) A certificate of the Standby Purchaser to the effect that the representations and warranties of the Standby Purchaser are true and correct in all material respects on and as of the date hereof.
     Section 3. Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:
     (a) Organization. The Standby Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite limited liability company power and authority to carry on its business as it is now being conducted.
     (b) Due Authorization. The Standby Purchaser has the requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and the execution and delivery by the Standby Purchaser of this Agreement, the purchase of the Standby Purchase Commitment and the consummation of the transactions contemplated hereby (a) are within the limited liability company power and authority of the Standby Purchaser and (b) have been duly authorized by all necessary limited liability company action of the Standby Purchaser. This Agreement has been duly and validly executed and delivered by the Standby Purchaser. Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes a valid and binding obligation of the Standby Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies and the public policy underlying such laws.
     (c) No Conflicts. The execution, delivery and performance of this Agreement by the Standby Purchaser, the purchase of the Standby Purchase Commitment and the consummation by the Standby Purchaser of the other transactions contemplated by this Agreement and the compliance by the Standby Purchaser with the terms of this Agreement do not and will not conflict with or do not result and will not result in any breach or violation of any of the terms or provisions of, or do not constitute or will not constitute a default under, do not cause or will not cause (or do not permit or will not permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or do not result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Standby Purchaser pursuant to the terms of (i) the charter or bylaws or other applicable organizational documents of the Standby Purchaser; (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders’ agreement, note agreement or other agreement or instrument to which the Standby

Purchaser is a party or by which it is bound or to which its respective property is subject; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Standby Purchaser of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Standby Purchaser or its activities or properties, which materially and adversely affects the business or properties of the Standby Purchaser.
     (d) No Consent. No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act and the securities or blue sky laws of the various states) is required for the purchase of the shares underlying the Standby Purchase Commitment, if any, to be purchased by the Standby Purchaser hereunder and the consummation by such Standby Purchaser of the transactions contemplated by this Agreement.
     (e) Information. The Standby Purchaser and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Standby Purchase Commitment which have been requested by such Standby Purchaser or its advisers. The Standby Purchaser is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, the Standby Purchaser is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the problems and risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment.
     (f) Confidentiality. The Standby Purchaser and its affiliates acknowledge that, in receiving information about the terms of this Agreement and about the Company in connection with this Agreement, they may have received material non-public information within the meaning of the U.S. federal securities laws. As such, if and to the extent that the Standby Purchaser or its affiliates have received material non-public information within the meaning of the U.S. federal securities laws, neither the Standby Purchaser nor its affiliates has and none of them will purchase (other than in connection with the Standby Purchase Commitment) or sell any securities of the Company, in a transaction that would violate applicable U.S. federal securities laws as a result of the Standby Purchaser or its affiliates having any such material non-public information, from the date of this Agreement until after the Closing Date or the earlier termination of the Standby Purchaser’s obligations under Section 2 of this Agreement.
     (g) Short Sales. Since being contacted by the Company, the Standby Purchaser has not taken any action that has caused the Standby Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.
     (h) Market Stabilization. The Standby Purchaser has not taken and the Standby Purchaser will not take, directly or indirectly, any action designed to or that might reasonably be expected to result in stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Standby Purchase Commitment.

     (i) Control. The Standby Purchaser is acquiring the Standby Purchase Commitment in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) under the Exchange Act.
     (j) Accredited Investor Status. The Standby Purchaser was not created for the purpose of acquiring the Standby Purchase Commitment and is an “accredited investor,” as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. The Standby Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Standby Purchase Commitment, and has so evaluated the merits and risks of such investment. The Standby Purchaser is able to bear the economic risk of an investment in the Standby Purchase Commitment and, at the present time, is able to afford a complete loss of such investment. The Standby Purchaser understands that its investment in the Standby Purchase Commitment involves a significant degree of risk. Such Standby Purchaser is a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act).
     (k) Acquisition for Investment. The Standby Purchaser is acquiring the Standby Purchase Commitment as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Standby Purchase Commitment or any part thereof, has no present intention of distributing any of such Standby Purchase Commitment and has no arrangement or understanding with any other Persons regarding the distribution of such Standby Purchase Commitment; provided, however, that in making such representation, the Standby Purchaser does not agree to hold the Standby Purchase Commitment for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Standby Purchase Commitment at any time in accordance with federal and state securities laws applicable to such sale, transfer or disposition.
     (l) Relationship with Company. The Standby Purchaser has no position or office with the Company and owns 3,326,159 shares of the Company’s Common Stock as of the date of this Agreement.
     (m) Standby Purchaser Activities. The Standby Purchaser is not a broker-dealer and does not need to be registered as a broker-dealer.
     Section 4. Covenants of the Standby Purchaser.
     Neither the Standby Purchaser nor any of its affiliates will contact or communicate with any Rights holders regarding the Standby Purchase Commitment without first notifying the Company.
     Section 5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Standby Purchaser as follows:
     (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own or lease its properties and conduct its business as described in the SEC Reports (as defined below) and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect. The Company’s subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) are listed on Exhibit B to this Agreement and are the only subsidiaries, direct or indirect, of the Company. Each Subsidiary is a direct or indirect wholly owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own or lease its properties and conduct its business as currently carried out, and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.
     (b) Authorized Capital Stock. As of the date hereof, the authorized, issued and outstanding share capital of the Company is as set forth on Schedule 5(b) hereto. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Other than employee stock options, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each of the Subsidiaries (i) all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and are owned by the Company free and clear of all liens, encumbrances and equities and claims, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.
     (c) Issuance, Sale and Delivery of the New Shares. The New Shares will have been duly authorized (assuming Company Stockholder Approval) and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance and sale of the New Shares by the Company pursuant to this Agreement.
     (d) Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 9 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws. The execution and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company or the organizational documents of any Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected and in each case that would have a Material Adverse Effect or, to the Company’s knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the New Shares.
     (e) Reporting Company; Form S-3. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the New Shares for resale by the Standby Purchaser on a registration statement on Form S-3 under the Securities Act. The Company is subject to the reporting requirements of the Exchange Act, and has filed all reports required thereby. Provided neither the Standby Purchaser nor any holder of common stock is deemed to be an underwriter with respect to any shares, to the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of the Rights Offering Registration Statement or the Shelf Registration Statement that will be available for the resale of the New Shares by the Standby Purchaser.
     (f) Rights Offering Registration Statement and Prospectus and Shelf Registration Statement and Shelf Prospectus. At the time each of the Rights Offering Registration Statement and Shelf Registration Statement becomes effective, such registration statement will comply in all material respects with the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Rights Offering Registration Statement becomes effective and at the Closing Date, and the Shelf Prospectus, at the time the Shelf Registration Statement becomes effective, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Rights Offering Registration Statement or the Prospectus, or the Shelf Registration Statement or the Shelf Prospectus, made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchaser for use in the Rights Offering Registration Statement or in the Prospectus, or in the

Shelf Registration Statement or the Shelf Prospectus. The documents incorporated by reference into each of the Prospectus and the Shelf Prospectus, when they become effective or at the time they are filed with the Commission, as the case may be, will comply in all material respects with the applicable provisions of the Exchange Act.
     (g) Proxy Statement. The Proxy Statement will not, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and will not, at the time of the Company Stockholder Approval, omit to state any material fact necessary to correct any statement in any earlier communication from the Company with respect to the solicitation of proxies for the Company Stockholder Approval which shall have become false or misleading in any material respect. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information furnished to the Company in writing by the Standby Purchaser for inclusion or incorporation by reference in any of the foregoing documents.
     (h) Accountants. Ernst & Young LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which will be incorporated by reference into the (A) Rights Offering Registration Statement and the Prospectus that forms a part thereof, and the (B) Shelf Registration Statement and the Shelf Prospectus that forms a part thereof, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated by the Commission thereunder and by the rules of the Public Company Accounting Oversight Board.
     (i) No Defaults or Consents. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the New Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, except such defaults that individually or in the aggregate would not cause a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.
     (j) Contracts. The material contracts to which the Company is a party that are filed pursuant to the Securities Act or the Exchange Act, with the Commission by the Company have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.
     (k) No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.
     (l) Properties. The Company and each Subsidiary has good and marketable title to all the properties and assets described as owned by it in the consolidated financial statements, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its Subsidiaries. The Company and each Subsidiary holds its leased properties under valid and binding leases. The Company and any Subsidiary owns or leases all such properties as are necessary to its operations as now conducted.
     (m) No Material Adverse Change. Except as set forth on Schedule 5(m), since December 31, 2008, (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material agreement or other transaction that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company and its Subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and none of the Company or any Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or its Subsidiaries other than the sale of the Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Board, or indebtedness material to the Company or its Subsidiaries (other than in the ordinary course of business and any required scheduled payments); and (v) there has not occurred any event that has caused or could reasonably be expected to cause a Material Adverse Effect.
     (n) Intellectual Property. To the Company’s knowledge, the Company owns, or has obtained valid and enforceable licenses for, or other legal rights to use, the inventions, patent applications, patents, utility models, industrial property, trademarks (both registered and unregistered), trade names, service marks (both registered and unregistered), service names, copyrights, trade secrets, customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results, know-how or other proprietary rights and information owned or licensed by the Company, or used in the Company’s business as presently conducted with respect to the research, development, testing and marketing of Augment Bone Graft, Augment Injectable Bone Graft, and the other product candidates (collectively, the “Products”), except as set forth on Schedule 5(n) or where the failure to own, license or otherwise enjoy such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”). To the Company’s knowledge, all of such patents, registered trademarks and registered copyrights owned or licensed by the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office (the “USPTO”), the United States Copyright Office or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such other jurisdictions, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect. The Company has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of or rights to all material Intellectual Property. Except as set forth on Schedule 5(n), to the Company’s knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property related to the Products. To the Company’s knowledge, there is no infringement by third parties of any of the Intellectual Property. Except as set forth on Schedule 5(n), to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim. Except as set forth on Schedule 5(n), there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim. To the Company’s knowledge, the Company has not formerly and presently is not infringing or violating the Intellectual Property of any other person. Except as set forth on Schedule 5(n), there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by another that the Company infringes or otherwise violates any Intellectual Property, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim. To the Company’s knowledge, the manufacture, use, sale, offer for sale or import of any Product by the Company would not infringe any claim of any patent of another, except that of a licensor who has granted the Company a license under any such patent. No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed. The Company is in compliance with the terms of all agreements pursuant to which Intellectual Property has been licensed to the Company. All such agreements are in full force and effect and there is no default by the Company thereto, and to the Company’s knowledge, no notice of default thereunder has been threatened against the Company. To the Company’s knowledge, sublicenses granted to others are now in compliance with the terms of all agreements pursuant to which Intellectual Property has been sublicensed by the Company. To the Company’s knowledge, all such agreements are in full force and effect and there is no default by any sublicensee thereto. To the Company’s knowledge, there is no patent or patent application containing claims that interfere with the issued or pending claims of any patent owned by or licensed to the Company. The Company is not aware of any fact from which it could reasonably be inferred that an individual associated with the filing and prosecution of any patent owned by or licensed to the Company failed to disclose to the USPTO all information known to that individual to be material to patentability. The Products fall within the scope of one or more claims of one or more patents owned by or licensed to the Company. Upon the making, selling, offering for sale or importing into the United States of any product covered by one or more claims of a United States patent owned or licensed by the Company, the Company will comply with the marking and notice requirements of 35 U.S.C. § 287(a).
     (o) Compliance. The Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business, except where the absence of such license, authorization, consent, approval or filing would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not in violation of, or in default under, and has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company nor its Subsidiaries has been advised, nor do any of them have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.
     (p) Taxes. The Company and each Subsidiary has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and none of the Company or any subsidiary has knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.
     (q) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the New Shares to be sold to the Purchaser hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.
     (r) Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
     (s) Offering Materials. Each of the Company, its directors and officers has not distributed and will not distribute prior to the Closing Date any offering material, including any “free writing prospectus” (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the New Shares.

     (t) Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.
     (u) Price of Common Stock. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons, has taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the New Shares.
     (v) Non-Public Information. The Company has not disclosed to the Purchaser information that would constitute material non-public information as of the Closing Date other than the existence of the transaction contemplated hereby.
     (w) Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.
     (x) Governmental Permits, Etc. The Company and each Subsidiary has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.
     (y) Financial Statements. The consolidated financial statements of the Company and the related notes and schedules thereto included in its Exchange Act filings fairly present the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

     (z) Listing Compliance. The Company is in compliance with the requirements of the NASDAQ Global Market for continued listing of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NASDAQ Global Market, nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of the NASDAQ Global Market. The Company will comply with all requirements of the NASDAQ Global Market with respect to the issuance of the New Shares and shall cause the New Shares to be listed on the NASDAQ Global Market and listed on any other exchange on which the Company’s common stock is listed on or before the Closing Date.
     (aa) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.
     (bb) Foreign Corrupt Practices. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or candidate for any federal, state or foreign office in violation of any law; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
     (cc) Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company and each Subsidiary believe that their relations with their employees are good. The Company is not engaged in any unfair labor practice except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and

(C) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.
     (dd) Environmental Matters. The Company and its properties, assets and operations is and has been in compliance with, and holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or to interfere with or prevent material compliance by the Company with Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (i) to the Company’s knowledge is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or to the Company’s knowledge threatened action, suit or proceeding, nor, to the best of the Company’s knowledge, is there any basis for any such suit or proceeding, (iv) is not bound by any judgment, decree or order, (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below), (vi) has not arranged for the disposal of any Hazardous Material at, or transported any Hazardous Material to, any site for which the Company is or may be liable except by a licensed contractor in accordance with applicable laws, (vii) is not bound by any lien, nor is any lien reasonably expected to be recorded on the property or (viii) to the Company’s knowledge, it does not currently own or lease or has not previously owned or leased any property that contains or contained or includes or included any asbestos, polychlorinated biphenyls, or any underground storage tanks, piping, or sumps (or other underground structures) which contain or contained Hazardous Materials or contains or contained any environmental conditions (other than resulting from the fact that the property is located on a cemetery), including, without limitation, any wetlands or endangered species, that will impede use or redevelopment of such property (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including but not limited to those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances, wastes, asbestos, silica, mixed dust, bacteria, mold or fungi) that is regulated by or may give rise to liability under any Environmental Law); other than as set forth on Schedule 5(dd), there have been no environmental studies, investigations, reports or assessments concerning the Company or any currently or previously owned or leased properties within its possession or control.
     (ee) Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
     (ff) OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (gg) ERISA. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); neither the Company nor any Subsidiary has ever maintained any “defined benefit plan” (as defined in Section 3(35) of ERISA).
     (hh) Integration; Other Issuances of Shares. Neither the Company nor its subsidiaries or any affiliates, nor any Person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to the Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or its subsidiaries or affiliates take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of the Purchaser, the offer and sale of the Shares by the Company to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.
     (ii) No General Solicitation. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

     (jj) Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
     (kk) No Additional Agreements. The Company does not have any agreement or understanding with the Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
     (ll) No Brokers’ Fees. The Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     (mm) Clinical Trials. The preclinical tests, clinical trials and other studies, tests and research conducted by or on behalf of or sponsored by the Company that are described in, or the results of which are referred to in, the SEC Reports were and, if still pending, are to the Company’s knowledge being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial and in accordance with all statutes, laws, rules and regulations, as the case may be, and with standard medical and scientific research procedures except where such failure to comply would not have a Material Adverse Effect; the Company has not received any notices or other correspondence from the FDA or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency requiring the termination or suspension of any product or clinical trials that are described or referred to in the SEC Reports; the Company has not notified the FDA of any “unanticipated adverse device effects” as defined in 21 CFR 812.3(s) with respect to any product, clinical or pre-clinical studies, tests or research that are described in the SEC Reports or the results of which are referred to in the SEC Reports, and the Company has operated and currently is in compliance in all material respects with all applicable rules and regulations of the FDA and comparable foreign drug or medical device regulatory agencies outside of the United States except where such failure to comply would not have a Material Adverse Effect.
     Section 6. Covenants of the Company.
     (a) Until the Closing Date or the earlier termination of the Standby Purchaser’s obligations under Section 2 of this Agreement, the Company covenants and agrees as follows:
          (i) As contemplated by Section 203 of the DGCL, to use commercially reasonable efforts to have the Board recommend to the stockholders of the Company to approve the sale of the New Shares to the Standby Purchaser;

          (ii) To as soon as reasonably practicable (A) seek the Company Stockholder Approval and (B) file with the Commission the Rights Offering Registration Statement and the Proxy Statement and pay the applicable fees in accordance with the Securities Act;
          (iii) To use commercially reasonable efforts to cause the Rights Offering Registration Statement, and any amendments thereto to become effective as promptly as possible, and to cause the Proxy Statement to be cleared by the Commission as promptly and practicable;
          (iv) To use commercially reasonable efforts to effectuate the Rights Offering;
          (v) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchaser with a confirmation in writing, of (A) the time when the Rights Offering Registration Statement, or any amendments thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the New Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (D) the receipt of any comments from the Commission, and (E) any request by the Commission for any amendment to the Rights Offering Registration Statement, any amendment or supplement to the Prospectus or for additional information. The Company will use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;
          (vi) To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify the Standby Purchaser, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by the Standby Purchaser, of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;
          (vii) Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for (A) shares of Common Stock issuable upon exercise of the Company’s presently outstanding stock options, (B) new stock options and other awards granted to employees of the Company after the date hereof under the Company’s incentive plans; (C) to InterWest Partners pursuant to that certain Purchase Agreement by and between the Company and InterWest Partners dated as of April 3, 2009 (the “InterWest Purchase Agreement”) and (D) pursuant to the Rights Offering;
          (viii) Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock;

          (ix) Not to declare or pay any dividends on its Common Stock or repurchase any shares of Common Stock, other than ordinary quarterly dividends, regularly declared and paid in accordance with past practice;
          (x) Not to incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice; and
          (xi) On or before the Closing Date, to deliver to the Standby Purchaser a copy of the Prospectus and any “issuer free writing prospectus” as defined in Rule 433 of the Securities Act relating to the New Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the terms of the New Shares or the offering of the New Shares that does not reflect the final terms, and to give the Standby Purchaser the opportunity to review and comment on any disclosure in the Prospectus and any “issuer free writing prospectus” relating to the Standby Purchaser.
     (b) Post-Closing Covenants. The Company agrees and covenants as follows:
     (i) To, within 30 days after the Closing Date, prepare and file the Shelf Registration Statement, which registration statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) a plan of distribution substantially similar to the “Plan of Distribution” section attached hereto as Exhibit C (which may be modified to respond to comments, if any, provided by the Commission);
     (ii) use its best efforts, subject to receipt of necessary information from the Standby Purchaser, to cause the Commission to declare the Shelf Registration Statement effective not later than September 30, 2009;
     (iii) To promptly prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective until the earlier of (A) three years from the effective date thereof, and (B) such time as the New Shares become eligible for resale by the Standby Purchaser without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act or any other rule of similar effect; provided that, for the avoidance of doubt, in no event shall the Company have any obligation to keep the Shelf Registration Statement effective after such time as all of the Shares have been sold pursuant to the Registration Statement or Rule 144;
     (iv) To deliver to the Standby Purchaser a copy of the prospectus used in connection with the Shelf Registration Statement and to give the Standby Purchaser the opportunity to review and comment on any disclosure in the prospectus relating to the Standby Purchaser;
     (v) To take all action reasonably necessary to maintain the listing of the New Shares on the NASDAQ Global Market;

     (vi) To furnish to the Standby Purchaser with respect to the Shares registered under the Shelf Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of prospectuses and such other documents as the Standby Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Share by the Standby Purchaser;
     (vii) To all file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Standby Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
     (viii) To bear all expenses in connection with the procedures in paragraphs (i) through (vii) of this Section 6.1(b) and the registration of the Shares pursuant to the Shelf Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Standby Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Standby Purchaser, if any, in connection with the offering of the Shares pursuant to the Shelf Registration Statement; and
     (ix) in order to enable the Standby Purchaser to sell the Shares under Rule 144 under the Securities Act, for a period of three years from Closing, use best efforts to comply with the requirements of Rule 144, including without limitation, its best efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act.
The Company understands that the Standby Purchaser disclaims being an underwriter, but the Standby Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A draft of the proposed form of the questionnaire related to the Shelf Registration Statement to be completed by the Standby Purchaser is attached hereto as Appendix I.
     Section 7. Restrictions on Transfer.
     (a) Restrictions on Transfer. The Standby Purchaser shall not, and shall ensure that its affiliates do not, purchase, sell, transfer, assign, convey, gift, mortgage, pledge, encumber, hypothecate or otherwise dispose of, directly or indirectly (“Transfer”), any New Shares purchased in the Standby Purchase Commitment; provided, however, that the foregoing shall not restrict in any manner a Transfer (i) by the Standby Purchaser (x) to one or more of its Affiliates or (y) by a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or by a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 7(a), or (ii) by a Standby Purchaser to any other person in a private transaction if the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act or (iii) made in accordance with Rule 144 under the Securities Act; provided, that the Company shall have the right to receive an opinion of legal counsel for the Standby Purchaser, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act, prior to the removal of the legend subject to Rule 144 or (iv) made pursuant to a registration statement declared effective by the Commission. Any purported Transfers of New Shares purchased in the Standby Purchase Commitment in violation of this Section 7 shall be null and void and no right, title or interest in or to such New Shares purchased in the Standby Purchase Commitment shall be transferred to the purported transferee, buyer, donee, assignee or encumbrance holder. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such purported Transfer in its stock records.
     (b) Compliance with Laws; Stop Order. The Standby Purchaser shall, and shall ensure that their respective affiliates shall, observe and comply with the Securities Act and the Exchange Act and the regulations promulgated thereunder and all other requirements of applicable laws in connection with any permitted Transfer of the New Shares purchased in the Standby Purchase Commitment, including all requirements of applicable laws relating to the use of insider information or the trading of securities while in the possession of nonpublic information.
     (c) Restrictive Legends. The Standby Purchaser understands and agrees that the New Shares purchased in the Standby Purchase Commitment will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and the Standby Purchaser:
“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
     (d) Waiver of Registration Rights. The Standby Purchaser hereby waives, under the Second Amended and Restated Information and Registration Rights Agreement, dated as of October 21, 2004, as amended (the “Registration Rights Agreement”), by and among the Company, the Standby Purchaser and the other parties named therein, any demand, piggyback or other registration rights to which the Standby Purchaser may be entitled and waives any and all notice requirements under the Registration Rights Agreement in connection with the Rights Offering and, except as expressly set forth herein, in connection with the Rights Offering Registration Statement, the Shelf Registration Statement and any other resale registration statement filed by the Company in connection with the Rights Offering.

     Section 8. Conditions Precedent.
     (a) Conditions of the Standby Purchaser’s Obligations. The obligations of the Standby Purchaser under this Agreement are subject to the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder, and the following additional conditions:
          (i) the Rights Offering relating to the Common Stock shall have been completed by the Company in accordance with the provisions of Section 2 and allocations of shares shall have been made thereunder;
          (ii) the Company shall have closed on the sale of Common Stock to InterWest Partners for gross proceeds equal to approximately $8,000,000 pursuant to the InterWest Purchase Agreement for the same price per share and the same terms and conditions as this Agreement;
          (iii) the Company shall have delivered to the Standby Purchaser the Standby Purchase Commitment allocated hereunder to the Standby Purchaser following the close of the Offering Period; and
          (iv) all conditions precedent to performance by the Company of its obligations under this Agreement shall have been satisfied or waived.
          (b) Conditions of the Company’s Obligations. The obligations of the Company under this Agreement are subject to the performance by the Standby Purchaser on and as of the Closing Date of its covenants and agreements hereunder, and the following additional conditions:
          (i) the representations and warranties of the Standby Purchaser contained in this Agreement shall be true and correct;
          (ii) all conditions precedent contained in this Agreement to be performed by the Company shall have been performed and complied with in all material respects by the Company; and
          (iii) the Standby Purchaser shall have delivered to the Company the Standby Purchase Commitment Price for the Standby Purchase Commitment allocated hereunder to the Standby Purchaser following the close of the Offering Period, if any.
     (c) Conditions of the Standby Purchaser and the Company’s Obligations. The obligations of the Standby Purchaser and the Company under this Agreement are subject to the following conditions:

          (i) the Rights Offering Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission; and
          (ii) having obtained Company Stockholder Approval.
     (d) In case any of the conditions specified in this Section 8 shall not be fulfilled, this Agreement may be terminated by either party by giving notice to the other party. Any such termination shall be without liability of the Standby Purchaser to the Company and without liability of the Company to the Standby Purchaser.
     Section 9. Termination.
     (a) Termination. This Agreement may be terminated at any time prior to the Closing Date:
          (i) by mutual written agreement of the Company and the Standby Purchaser; or
          (ii) by either the Company or the Standby Purchaser at any time after June 30, 2009 if the Closing has not occurred by such time other than because of a breach of any covenant or agreement on the part of such party set forth in this Agreement or because any representation or warranty of such party set forth in this Agreement shall not be true and correct.
     (b) Effect of Termination. If this Agreement is terminated by either the Company or the Standby Purchaser pursuant to the provisions of this Section 9, this Agreement shall forthwith become void and there shall be no further obligations on the part of the Company or the Standby Purchaser, except for the provisions of Sections 9, 10 and 11, which shall survive any termination of this Agreement; provided, that nothing in this Section 9(b) shall relieve any party from liability for any willful breach of this Agreement.
     Section 10. Indemnification.
     For the purpose of this Section 10 the term “Standby Purchaser/Affiliate” shall mean any affiliate of the Standby Purchaser, including a transferee who is an affiliate of the Standby Purchaser, and any person who controls the Standby Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Standby Purchaser and each Standby Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Standby Purchaser or Standby Purchaser/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, including the Shelf Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Shelf Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Shelf Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Shelf Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, (ii) the omission or alleged omission to state in any of the foregoing of a material fact required to be stated therein or necessary to make the statements in the Shelf Registration Statement or any amendment or supplement thereto not misleading or in the Shelf Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, (iii) any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, or any other agreement or instrument furnished by the Company to the Standby Purchaser pursuant to this Agreement or (iv) third party claims or demands relating to the fact that the Standby Purchaser is a party to this Agreement; and the Company will promptly reimburse the Standby Purchaser and each Standby Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Standby Purchaser or such Standby Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement, the Shelf Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Standby Purchaser expressly for use therein, or (ii) the failure of the Standby Purchaser to comply with the covenants and agreements contained in this Agreement with respect to the sale of the Shares, or (iii) the inaccuracy of any representation or warranty made by the Standby Purchaser herein or (iv) any statement or omission in any Shelf Prospectus that is corrected in any subsequent Shelf Prospectus that was delivered to the Standby Purchaser prior to the pertinent sale or sales by the Standby Purchaser or (v) the gross negligence or willful misconduct of the Standby Purchaser or any of its Affiliates.
          (b) Indemnification by the Purchaser. The Standby Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Shelf Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Standby Purchaser contained in this Agreement, or any other agreement or instrument furnished by the Company to the Standby Purchaser pursuant to this Agreement, (ii) any failure to comply with the covenants and agreements contained in this Agreement with respect to the sale of the Shares or (iii) any untrue or alleged untrue statement of any material fact contained in the Shelf Registration Statement, the Shelf Prospectus, or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Shelf Registration Statement or any amendment or supplement thereto not misleading or in the Shelf Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Shelf Registration Statement, the Shelf Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Standby Purchaser expressly for use therein; and the Standby Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Shelf Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Shelf Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (i) the Standby Purchaser’s aggregate liability under this Section 10(b) shall not exceed the amount of proceeds received by the Standby Purchaser on the sale of the Shares pursuant to the Shelf Registration Statement and (ii) the Standby Purchaser will not be required to indemnify the Company to the extent that the liabilities arise from the gross negligence or willful misconduct of the Company or any of its affiliates.
          (c) Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 10 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 10 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided, that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.
          (d) Contribution. If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 10 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Standby Purchaser from the sale of the Shares hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Standby Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Shelf Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Standby Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Standby Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Standby Purchaser that were sold pursuant to the Shelf Registration Statement bears to the difference (the “Difference”) between the amount the Standby Purchaser paid for the Shares that were sold pursuant to the Shelf Registration Statement and the amount received by the Standby Purchaser from such sale. The relative fault of the Company on the one hand and the Standby Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Standby Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 10 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Standby Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation (even if the Standby Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 10, the Standby Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Standby Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     Section 11. Miscellaneous.
     (a) Attorney’s Fees. Upon the Closing or earlier termination of the Standby Purchaser’s obligations under Section 2 of this Agreement, the Company will reimburse the Standby Purchaser for all of its attorney’s fees up to $20,000 incurred by the Standby Purchaser in connection with this Agreement and the purchase of the Standby Purchase Commitment, upon the Company’s receipt of all reasonably requested documentation to support the incurrence by the Standby Purchaser of such expense.
     (b) Amendments. The provisions of this Agreement may not be amended or waived, except that the Standby Purchase Commitment and the Standby Purchase Commitment Price may be modified in writing by the Company and the Standby Purchaser at any time prior to the Closing Date.
     (c) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:
     If to the Company to:
BioMimetic Therapeutics, Inc.
389 Nichol Mill Lane
Franklin, Tennessee 37067
Attention: General Counsel
Facsimile: 615-844-1281

     With a copy to:
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104-0050
Attention: Anna T. Pinedo, Esq.
Facsimile: 212-469-7900
     If to the Standby Purchaser to:
Novo A/S
Krogshøjvej 41
DK-2880 Bagsvaerd
Denmark
Attention: Thorkil Kastberg Christensen
Facsimile: +45-4442-4430
     With a copy to:
Faber Daeufer & Rosenberg PC
110 East 59th Street, 33rd Floor
New York, New York 10022
Attention: Joseph L. Faber, Esq.
Facsimile: 781-795-4747
     (d) Successors. This Agreement shall be to the benefit of and be binding upon the Standby Purchaser and the Company and, with respect to the provisions of Indemnification hereof, the several parties (in addition to the Standby Purchaser and the Company) indemnified under the provisions of said Section 10, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained.
     (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.
     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
     (g) Entire Agreement. This Agreement sets forth the entire agreement between the Company and the Standby Purchaser with respect to the subject matter hereof. Any prior agreements or understandings among the Company and the Standby Purchaser regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.
[Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.

BIOMIMETIC THERAPEUTICS, INC.

By: Name:	/s/ Samuel E. Lynch Samuel E. Lynch
Title:	President & CEO

NOVO A/S

By: Name:	/s/ Henrik Gürtler Henrik Gürtler
Title:	CEO

By: Name:	/s/ Thorkil Kastberg Christensen Thorkil Kastberg Christensen
Title:	CFO